Exhibit 4.3

                                   PLEDGE AND
                               SECURITY AGREEMENT

                         Dated as of September 22, 1997

                                      From

                               BTI TELECOM CORP.,
                                   as Pledgor

                                       and

                             BUSINESS TELECOM, INC.,

                                  as Guarantor

                                       to

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,

                                   as Trustee





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                          T A B L E  O F  C O N T E N T S
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


SECTION  1.    Definitions; Appointment; Deposit and Investment.................................................  2
         1.1.  Definitions......................................................................................  2
         1.2.  Appointment of the Trustee.......................................................................  4
         1.3.  Pledge and Grant of Security Interest............................................................  4
         1.4.  Deposit of Funds.................................................................................  4

SECTION 2.          Security for Obligations....................................................................  4

SECTION 3.          Delivery of Collateral......................................................................  5

SECTION 4.          Maintaining the Cash Collateral Account.....................................................  5

SECTION 5.          Investing of Amounts in the Cash Collateral Account.........................................  5

SECTION 6.          Delivery of Collateral Investments; Filing..................................................  6

SECTION 7.          Disbursements...............................................................................  7

SECTION 8.          Representations and Warranties.............................................................. 11

SECTION 9.          Further Assurances.......................................................................... 13

SECTION 10.         Covenants................................................................................... 13

SECTION 11.         Power of Attorney........................................................................... 14

SECTION 12.         No Assumption of Duties; Reasonable Care.................................................... 14

SECTION 13.         Indemnity................................................................................... 15

SECTION 14.         Remedies upon Event of Default.............................................................. 15

SECTION 15.         Expenses.................................................................................... 16

SECTION 16.         Security Interest Absolute.................................................................. 16




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SECTION                                                                                                        PAGE
SECTION  17.        Miscellaneous Provisions.................................................................... 17
         17.1.      Notices..................................................................................... 17
         17.2.      No Adverse Interpretation of Other Agreements............................................... 17
         17.3.      Severability................................................................................ 17
         17.4.      Headings.................................................................................... 18
         17.5.      Counterpart Originals....................................................................... 18
         17.6.      Benefits of Pledge and Security Agreement................................................... 18
         17.7.      Amendments, Waivers and Consents............................................................ 18
         17.8.      Interpretation of Agreement................................................................. 18
         17.9.      Continuing Security Interest; Termination................................................... 19
         17.10.     Survival Provisions......................................................................... 19
         17.11.     Waivers..................................................................................... 19
         17.12.     Authority of the Trustee.................................................................... 20
         17.13.     Intentionally Omitted....................................................................... 20
         17.14.     Final Expression............................................................................ 20
         17.15.     Rights of Holders of the Notes.............................................................. 20
         17.16.     GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER
                    OF JURY TRIAL; WAIVER OF DAMAGES............................................................ 20



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                          PLEDGE AND SECURITY AGREEMENT


                  This PLEDGE AND SECURITY AGREEMENT (this "Pledge and Security Agreement") is made and entered into as of September 22, 1997 by and among BTI TELECOM CORP., a North Carolina corporation (the "Pledgor") and BUSINESS TELECOM, INC., a North Carolina corporation ("BTI"), each having its principal office at 4300 Six Forks Road, Raleigh, North Carolina 27609, MORGAN STANLEY & CO. INCORPORATED and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as the Placement Agents (collectively, the "Placement Agents"), in favor of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association ("First Trust") having an office at 100 Wall Street, 16th Floor, New York, New York 10005, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.

                               W I T N E S S E T H

                  WHEREAS, the Pledgor, BTI and the Placement Agents are parties to a Placement Agreement dated September 17, 1997 (the "Placement Agreement"), pursuant to which the Pledgor will issue and sell to the Placement Agents $250.0 million in aggregate principal amount of its 10 1/2% Senior Notes due 2007 (the "Notes");

                  WHEREAS, the Pledgor, BTI and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Notes on the date hereof;

                  WHEREAS, pursuant to the Placement Agreement and the Indenture, the Pledgor is required to direct that on the Closing Date (as defined in the Placement Agreement) $243,125,000.00, or in the event the Reorganization (as defined in the Indenture) and the FiberSouth Acquisition (as defined in the Indenture) close on the date hereof, $74,093,277.10, (the "Funds") be deposited with the Trustee to be held by the Trustee for the benefit of the Holders of the Notes to secure the Pledgor's obligation to (i) provide for payment in full of the first six scheduled interest payments due on the Notes, (ii) secure repayment of the principal, premium and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full,
(iii) redeem all of the Notes (a "Special Redemption") if, prior to December 31, 1997 (the "Termination Date"), the Reorganization has not been consummated and the applicable Material Regulatory Approvals (as defined herein) with respect thereto have not been received, and (iv) consummate an Offer to Purchase (as defined in the Indenture) $35.0 million principal amount of Notes (a "Special Repurchase Offer") if the FiberSouth Acquisition has not been consummated and the applicable Material Regulatory



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                                                         2

Approvals with respect thereto have not been received prior to the Termination Date (collectively, the "Obligations"); provided that in the event the Reorganization and FiberSouth Acquisition close on the date hereof, the provisions in this Pledge and Security Agreement with respect to the release of funds upon the occurrence of such events shall be of no further force and effect; and

                  WHEREAS, to secure the Obligations of the Pledgor, the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Funds and other Collateral (as hereinafter defined) and (ii) execute and deliver this Pledge and Security Agreement in order to secure the payment and performance by the Pledgor of all the Obligations.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor, BTI, the Placement Agents and the Trustee hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                  SECTION 1.  Definitions; Appointment; Deposit and Investment.

                  1.1.     Definitions.

                  "Cash Collateral Account" means an account established and maintained by the Trustee in the name "First Trust of New York as Trustee", which account shall at all times be under the sole dominion and control of the Trustee and subject to the terms and conditions of this Pledge and Security Agreement.

                  "Cash Equivalents" means, to the extent owned free and clear of all liens other than liens created hereunder, U.S. Government Securities.

                  "FiberSouth Officer's Certificate" shall mean a certificate signed by the President or any Vice President of the Pledgor stating that (i) the Reorganization Officer's Certificate and the Opinion of Counsel relating to the Reorganization have been delivered to the Trustee; (ii) the FiberSouth Acquisition has been consummated (or will be consummated promptly upon the release of the proceeds held hereby to the Pledgor), (iii) all Material Regulatory Approvals with respect to the FiberSouth Acquisition have been received; and (iv) consummation of the FiberSouth Acquisition does not violate or conflict with or give rise to a right to terminate any material agreement or instrument to which the Pledgor, BTI or any of their direct or indirect subsidiaries is a party.




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                                                         3

                  "Government Book-Entry Security" means U.S. Government Securities maintained in book-entry form through the United States Federal Reserve Banks pursuant to (A) the United States Treasury Department regulations codified at 31 C.F.R. Part 357, as modified by the amendments promulgated at 61 Fed. Reg. 43, 626-43, 638 (Aug. 23,
         1996), or (B) substantially identical regulations promulgated by any other agency or instrumentality of the United States whose securities qualify as "U.S. Government Securities" hereunder.

                  "Material Regulatory Approvals" shall mean with respect to the Reorganization or the FiberSouth Acquisition (i) all consents and approvals required by the Federal Communications Commission and any other federal governmental authority or agency and (ii) all consents and approvals required by the state public utilities commissions of North Carolina and any other state governmental authority or agency in such state, in each case with respect to consummation of the Reorganization and the FiberSouth Acquisition, as applicable.

                  "Reorganization Officer's Certificate" shall mean a certificate signed by the President or any Vice President of the Pledgor stating that (i) the Reorganization has been consummated; (ii) all Material Regulatory Approvals with respect to the Reorganization have been received; and (iii) consummation of the Reorganization does not violate or conflict with or give rise to a right to terminate any material agreement or instrument to which the Pledgor, BTI or any of their direct or indirect subsidiaries is a party.

                  "Opinion of Counsel" shall mean, collectively, (i) an opinion of Wyrick, Robbins, Yates & Ponton substantially in the form attached hereto as Exhibit A and (ii) an opinion of Swidler & Berlin substantially in the form attached hereto as Exhibit B.

                  "Trustee" shall mean the Person named as the "Trustee" in the first paragraph of this Agreement until a successor Trustee shall have become such, and thereafter "Trustee" shall mean the Person who is then the Trustee hereunder.

                  "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America (x) the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (y) that are rated at least "Aaa" (or the then equivalent grade) by Moody's Investors Service, Inc. or "AAA" (or the equivalent grade) by Standard & Poor's Ratings Services.




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                                                         4

                  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. Unless otherwise defined herein or in the Indenture, (i) terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "U.C.C.") are used herein as therein defined and (ii) terms used in "Revised Article 8," as such term is defined in 31 C.F.R. ss. 357.2, as modified by the amendments promulgated at 61 Fed. Reg. 43, 628 (Aug. 23, 1996), are used herein as therein defined.

                  1.2. Appointment of the Trustee. The Pledgor, BTI and the Placement Agents hereby appoint First Trust as Trustee in accordance with the terms and conditions set forth herein and the Trustee hereby accepts such appointment.

                  1.3. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as certificated securities, uncertificated securities, investment property, general intangibles or otherwise: (a) the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account, (b) the Collateral Investments Account and all Collateral Investments (as hereinafter defined) and all certificates and instruments, if any, representing or evidencing the Collateral Investments, and any and all security entitlements to the Collateral Investments, and any and all related securities accounts in which security entitlements to the Collateral Investments are carried, (c) all cash, notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral, and (d) all proceeds of and other distributions on or with respect to any of the foregoing (and any other proceeds or distributions), including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any of the foregoing or any security entitlement thereto.

                  1.4. Deposit of Funds. On the Closing Date, Pledgor shall direct that all Funds be deposited into the Cash Collateral Account.

                  SECTION 2. Security for Obligations. This Pledge and Security Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.




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                                                         5

                  Notwithstanding anything to the contrary contained in or implied by this Pledge and Security Agreement, (i) following consummation of the Reorganization, BTI shall have no liability or obligation whatsoever, to any person or entity, under or pursuant to this Pledge and Security Agreement, and
(ii) in the event the Reorganization is consummated on the Closing Date, neither the Trustee nor any other person or entity shall have any claim or cause of action of any nature whatsoever against BTI under or pursuant to this Pledge and Security Agreement, including without limitation any such claim or cause of action arising prior to consummation of the Reorganization.

                  SECTION 3. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral, including, without limitation, amounts invested as provided in Section 5, shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to establish and maintain in favor of the Trustee a valid security interest in such Collateral, and shall be credited to a securities account (the "Collateral Investments Account") designated by the Trustee.

                  SECTION 4. Maintaining the Cash Collateral Account. (a) So long as any Obligation shall remain unpaid, the Cash Collateral Account shall be maintained with the Trustee.

                  (b) It shall be a term and condition of the Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Account, and except as otherwise provided by the provisions of Section 7 and Section 14 hereof, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Cash Collateral Account.

                  The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                  SECTION 5. Investing of Amounts in the Cash Collateral Account. If directed by the Pledgor in writing, the Trustee will, subject to the provisions of Section 7 and Section 14 hereof, from time to time (a) invest amounts on deposit in the Cash Collateral Account in such Cash Equivalents, each in the name of or for the account of the Trustee, as the Pledgor may select and
(b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents, each in the name of or for the account of the Trustee, as the Pledgor may select (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Collateral Investments"); provided, however, that following



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                                                         6

disbursement of proceeds by the Trustee in accordance with both Section 7(c) and
Section 7(e), the amount on deposit in the Collateral Investments Account must include U.S. Government Securities sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for the payment in full of the first six scheduled interest payments on all of the Notes then outstanding (including any interest that may be due in the event the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective as required by the Registration Rights Agreement). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Cash Collateral Account. The Trustee shall in no event be liable for any loss in the investment or reinvestment of amounts held in the Cash Collateral Account.

                  SECTION 6. Delivery of Collateral Investments; Filing. (a) The Trustee shall become the holder of the Collateral Investments (or applicable security entitlements thereto) through the following delivery procedures: (i) in the case of Collateral Investments which are certificated securities in registered form, delivery of the applicable certificate(s), specially endorsed to the Trustee or registered in the name of the Trustee, to the possession of
(A) the Trustee, (B) a securities intermediary or financial intermediary acting on behalf of the Trustee, or (C) another person, other than a securities intermediary or financial intermediary, which person acknowledges that it holds for the Trustee; (ii) in the case of Collateral Investments which are uncertificated securities, registration of one of the following as owner of such uncertificated securities: the Trustee or a person designated by the Trustee, or person other than a securities intermediary or financial intermediary, that becomes the registered owner of such uncertificated securities and acknowledges that it holds the same for the Trustee; and (iii) in the case of Collateral Investments in the form of Government Book-Entry Securities, the making by a financial intermediary or securities intermediary (other than a clearing corporation) to whose account such Government Book-Entry Securities have been credited on the books of a Federal Reserve Bank (or on the books of another such financial intermediary or securities intermediary (other than a clearing corporation)), of book entries indicating that such Government Book-Entry Securities have been credited to an account of the Trustee, and the sending by such financial intermediary or securities intermediary to the Trustee of confirmation of such transfer to the Trustee's account.

                  (b) Prior to receiving any Collateral Investments (or any security entitlements thereto), as provided in subsection (a) of this Section 6, the Trustee shall establish the Collateral Investments Account on its books as an account segregated from all other custodial or collateral accounts at its office at 100 Wall Street, New York, New York, 10005. Upon delivery of any Collateral Investments to the Trustee (or the Trustee's acquisition of a security entitlement thereto), the Trustee shall make appropriate book entries indicating that such Collateral Investment and/or such security entitlement has been credited to and is held in the Collateral Investments Account. Subject to the terms and conditions of this Pledge and Security Agreement, all Collateral Investments held by the Trustee pursuant



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                                                         7

to this Pledge and Security Agreement shall be held in the Collateral Investments Account under exclusive dominion and control of the Trustee and for the benefit of the Trustee and the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

                  (c) All Collateral shall be retained in the Cash Collateral Account and the Collateral Investments Account pending disbursement pursuant to the terms hereof.

                  (d) Concurrently with the execution and delivery of this Pledge and Security Agreement, the Pledgor is delivering to the Trustee acknowledgement copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date in accordance with the Uniform Commercial Code as in effect in the State of New York and the State of North Carolina, covering the categories of Collateral described in this Pledge and Security Agreement.

                  SECTION 7. Disbursements. The Trustee shall hold the assets in the Cash Collateral Account and the Collateral Investments Account and release the same, or a portion thereof, only as follows:

                  (a) At least five Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions executed by the Pledgor (an "Issuer Order"), direct the Trustee to release from the Cash Collateral Account, and if necessary liquidate Collateral Investments in the Collateral Investments Account indicated in the Issuer Order, and pay to the Holders of the Notes funds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) funds available in the Cash Collateral Account and/or the Collateral Investments Account. Nothing in this Section 7 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

                  (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Cash Collateral Account and/or the Collateral Investments Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Collateral or such Pledgor Funds or both, direct the Trustee to release to the Pledgor or to another party at the direction of the Pledgor (a "Pledgor Designee") funds from the Cash Collateral Account, and if necessary liquidate Collateral Investments in the Collateral Investments Account indicated in the Issuer Order, in an amount less than or equal to the amount of Pledgor Funds applied



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                                                         8

         to such interest payment. Upon receipt of an Issuer Order by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from funds in the Cash Collateral Account and/or the Collateral Investments Account. Concurrently with any release of funds to the Pledgor pursuant to this
         Section 7(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Certificate of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Pledge and Security Agreement.

                  (c) If the Trustee receives, prior to 5:00 P.M. New York City time on the Termination Date, the Reorganization Officers' Certificate and the Opinion of Counsel with respect to the Reorganization, the Trustee shall immediately disburse funds and/or Cash Equivalents from the Cash Collateral Account and/or the Collateral Investments Account to the Pledgor, or at the written direction of the Pledgor, to a Pledgor Designee, by the close of business on such date such that the amount remaining in the Cash Collateral Account and the Collateral Investments Account equals (i) an amount sufficient to purchase U.S. Government Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments on such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor (which opinion shall be delivered to the Trustee), to provide for payment in full of the first six scheduled interest payments due on the Notes (including any interest that may be due in the event the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective as required by the Registration Rights Agreement) plus (ii) an amount sufficient to consummate a Special Repurchase Offer at a purchase price equal to 101% of the principal amount plus accrued interest to the repurchase date (assuming the Special Repurchase Offer remains open for the longest time permitted), in the event the FiberSouth Acquisition is not consummated by December 31, 1997; provided, however, that if the Reorganization Officer's Certificate and the Opinion of Counsel with respect to the Reorganization are received by the Trustee (i) on a day other than a Business Day or (ii) after 9:00 A.M. New York City time on any date, then, in either instance, the Trustee may disburse the proceeds by the close of business on the next Business Day.

                  (d) (i) On the Termination Date (or, in the event the Trustee receives a certificate signed by the President or any Vice President of the Pledgor stating that a Reorganization Officer's Certificate and Opinion of Counsel with respect to the



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                                                         9

         Reorganization will not be delivered to the Trustee by the Termination Date, on the date five Business Days after the Trustee receives such certificate), if the conditions required for release of funds and/or Cash Equivalents as provided in clause (c) above have not been satisfied, the Trustee shall mail a notice by first class mail to each Holder's last address as it appears on the Security Register (as determined in the Indenture) stating that all of the outstanding Notes shall be redeemed within 10 days after the date of such notice (the "Special Redemption Date"), at 101% of the principal amount thereof plus accrued interest thereon to the Special Redemption Date (the "Special Redemption Price"), and shall state that the Notes must be surrendered to the Trustee in order to collect the Special Redemption Price.

                  (ii) On the Business Day prior to the Special Redemption Date, the Trustee shall release all Collateral to the Paying Agent. The Notes shall be redeemed as specified in the Indenture.

                  (e) If the Trustee receives, prior to 5:00 P.M. New York City time on the Termination Date, the FiberSouth Officers' Certificate and the Opinion of Counsel with respect to the FiberSouth Acquisition, the Trustee shall disburse from the Cash Collateral Account and/or the Collateral Investments Account to the Pledgor or, at the written direction of the Pledgor, to a Pledgor Designee, by the close of business on such date funds and/or proceeds from the sale of the Cash Equivalents held in the Collateral Investment Account other than the U.S. Government Securities referred to in clause (c)(i) above; provided, however, that if the FiberSouth Officer's Certificate and the Opinion of Counsel with respect thereto are received by the Trustee (i) on a day other than a Business Day or (ii) after 9:00 A.M. New York City time on such date, then, in either instance, the Trustee may disburse the proceeds by the close of business on the next Business Day. The Pledgor agrees to use, or to cause to be used, to the extent necessary, the disbursed proceeds to consummate the FiberSouth Acquisition on the date of such release.

                  (f) (i) On the Termination Date (or, in the event the Trustee receives a certificate signed by the President or any Vice President of the Pledgor stating that a FiberSouth Officer's Certificate and Opinion of Counsel with respect thereto will not be delivered to the Trustee by the Termination Date, on the date five Business Days after the Trustee receives such certificate), if the conditions required for release of funds and/or Cash Equivalents as provided in clause (e) above have not been satisfied, the Trustee shall mail a notice by first class mail to each Holder's last address as it appears in the Security Register (as defined in the Indenture) commencing the Special Repurchase Offer (and stating the date of purchase (the "Special Repurchase Offer Payment Date"), which shall be not less than 30 nor more than 60 days from the date such notice is mailed), at a purchase price of 101% of the principal amount thereof plus accrued interest thereon to the Special Repurchase Offer Payment Date (the



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                                                        10

         "Special Repurchase Offer Price"), and shall state that the Notes must be surrendered to the Trustee in order to collect the Special Repurchase Offer Price.

                  (ii) On the Business Day prior to the Special Repurchase Offer Payment Date, the Trustee shall release to the Paying Agent Collateral sufficient, to pay the Special Repurchase Offer Price for all Notes validly tendered and not withdrawn. The Notes shall be purchased as specified in the Indenture.

                  (g) If the Pledgor is required to effect a Special Redemption contemplated by clause (d) or a Special Repurchase Offer contemplated by clause (f) above and for any reason the amount of Collateral to be released is insufficient to pay the aggregate Special Redemption Price and/or Special Repurchase Offer Price, as the case may be, the Pledgor and BTI jointly and severally agree to pay to the Paying Agent, on or prior to the Special Redemption Date or the Special Repurchase Offer Payment Date, as the case may be, the amount of funds necessary to permit the payment of the aggregate Special Redemption Price and/or Special Repurchase Offer Price, as the case may be.

                  (h) If at any time following disbursement by the Trustee in accordance with clauses (c) and (e) above, the principal of and earnings on the Collateral exceed 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the first six scheduled interest payments due on the Notes (including any interest that may be due in the event the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective as required by the Registration Rights Agreement), the Pledgor may direct the Trustee to release any such overfunded amount to the Pledgor or to such other party as the Pledgor may direct in writing. Upon receipt of an Issuer Order, the Trustee shall pay over to the Pledgor or a Pledgor Designee, as the case may be, any such overfunded amount.

                  (i) Upon payment in full of the first six scheduled interest payments on the Notes in a timely manner, the security interest in the Collateral evidenced by this Pledge and Security Agreement will automatically terminate and be of no further force and effect and the Collateral shall promptly be paid over and transferred to the Pledgor. Furthermore, upon the release of any Collateral from the Cash Collateral Account and/or the Collateral Investments Account in accordance with the terms of this Pledge and Security Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge and Security Agreement in such released Collateral will automatically terminate and be of no further force and effect.

                  (j) At least five Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor covenants to give the Trustee (by Issuer Order) notice as to whether payment of interest will be made pursuant to Section 7(a) or 7(b) and as to the respective amounts of interest that will be paid pursuant to
         Section 7(a) or 7(b). If no such notice is given, the Trustee will act pursuant to Section 7(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

                  (k) The Trustee shall not be required to liquidate any Collateral Investment in order to make any scheduled payment of interest or any release hereunder unless instructed to do so by Issuer Order or pursuant to Section 14 hereof.

                  (l) Nothing contained in Section 1, Section 5, Section 6, this
         Section 7 or any other provision of this Pledge and Security Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to any of the Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to any of the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's beneficial interest under this Pledge and Security Agreement in collateral pledged to and subject to the exclusive dominion and control (consistent with this Pledge and Security Agreement) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security entitlement to the Collateral Investments solely as trustee for the Holders of the Notes and not as a securities intermediary or financial intermediary.

                  SECTION 8. Representations and Warranties. The Pledgor and BTI each hereby represents and warrants that:

                  (a) The execution and delivery by it of, and the performance by it of its obligations under, this Pledge and Security Agreement will not contravene any provision of applicable law or its Certificate of Incorporation or any material agreement or other material instrument binding upon it or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over its or any of its subsidiaries, or result in the creation or imposition of any Lien on any of its assets, except for the security interests granted under this Pledge and Security Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by it of its obligations under this Pledge and Security Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge and Security

         Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction (if any), for the exercise by the Trustee of the rights provided for in this Pledge and Security Agreement or the remedies in respect of the Collateral pursuant to this Pledge and Security Agreement.

                  (b) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge and Security Agreement). No financing statement covering the Pledgor's interest in the Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Pledge and Security Agreement.

                  (c) This Pledge and Security Agreement has been duly authorized, validly executed and delivered by it and (assuming the due authorization and valid execution and delivery of this Pledge and Security Agreement by the Trustee and the Placement Agents and enforceability of this Pledge and Security Agreement against the Trustee and the Placement Agents in accordance with its terms) constitutes a valid and binding agreement of it, enforceable against it in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waivers of rights and defenses contained in
         Section 14(b), Section 17.11 and Section 17.16 hereof may be limited by applicable law.

                  (d) Upon the filing of financing statements, if any, required by the U.C.C. in the appropriate offices in the State of New York and the State of North Carolina, and the delivery to the Trustee of the Collateral, in accordance with this Pledge and Security Agreement, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Collateral from the Pledgor), other than as permitted by the Indenture.

                  (e) There are no legal or governmental proceedings pending or, to the best of its knowledge, threatened to which it is a party or to which any of its properties is subject that would materially adversely affect the power or ability of it to perform its obligations under this Pledge and Security Agreement or to consummate the transactions contemplated hereby.

                  (f) The pledge of the Collateral pursuant to this Pledge and Security Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

                  (g)      No Event of Default exists.

                  SECTION 9. Further Assurances. The Pledgor and BTI will, promptly upon request by the Trustee (which request the Trustee may submit at the direction of the Holders of a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Pledge and Security Agreement. The Pledgor and BTI each also hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor and BTI jointly and severally agree to promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor and BTI each also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

                  SECTION 10. Covenants. The Pledgor and BTI each covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge and Security Agreement until the earlier of payment in full in cash of (x) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the
Notes:

                  (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien upon or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Pledge and Security Agreement); and

                  (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

                  SECTION 11. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor and BTI each hereby appoints and constitutes the Trustee as its attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof; and
(d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks or other instruments representing proceeds of Collateral, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge and Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

                  SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to establish, preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as expressly provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral.

                  SECTION 13. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Pledge and Security Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

                  SECTION 14. Remedies upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge and Security Agreement as an "Event of Default") shall have occurred and be continuing:

                  (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge and Security Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the U.C.C. in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may and, at the direction of the Holders of a majority in principal amount of the Notes then outstanding, shall, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in

         Section 17.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All fees and expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral. In no event shall the Trustee be liable for any loss or diminution in value of the Collateral sold or offered for sale in accordance with this
         Section 14.

                  (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                  SECTION 15. Expenses. The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge and Security Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 16. Security Interest Absolute. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                  (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge and Security Agreement.

                  SECTION 17.  Miscellaneous Provisions.

                  17.1. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  if to the Pledgor:

                           BTI Telecom Corp.
                           4300 Six Forks Road
                           Raleigh, North Carolina 27609
                           Attention:  Anthony Copeland

                  if to BTI:

                           Business Telecom, Inc.
                           4300 Six Forks Road
                           Raleigh, North Carolina  27609
                           Attention:  Anthony Copeland

                  if to the Trustee:

                           First Trust of New York, National Association 100 Wall Street, 16th Floor
                           New York, New York 10005
                           Attention:  Corporate Trust Administration


                  17.2. No Adverse Interpretation of Other Agreements. This Pledge and Security Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge and Security Agreement.

                  17.3. Severability. The provisions of this Pledge and Security Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge and Security Agreement in any jurisdiction.

                  17.4. Headings. The headings in this Pledge and Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  17.5. Counterpart Originals. This Pledge and Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  17.6. Benefits of Pledge and Security Agreement. Nothing in this Pledge and Security Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge and Security Agreement.

                  17.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge and Security Agreement and any consent to any departure by the Pledgor from any provision of this Pledge and Security Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Pledge and Security Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Pledgor and the Trustee and (if applicable) the Holders of the Notes, all as provided in the Indenture, and no such amendment, waiver or consent shall require any action or approval of the Placement Agents. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  17.8. Interpretation of Agreement. To the extent a term or provision of this Pledge and Security Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. The Trustee shall be entitled to all its rights and privileges and immunities under the Indenture in performing hereunder.

Acceptance of or acquiescence in a course of performance rendered under this Pledge and Security Agreement shall not be relevant to determine the meaning of this Pledge and Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  17.9. Continuing Security Interest; Termination. (a) This Pledge and Security Agreement shall create a continuing security interest in and to the Collateral and shall, except as otherwise provided in the Indenture or in this Pledge and Security Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Pledge and Security Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

                  (b) This Pledge and Security Agreement shall terminate (except as to surviving rights of indemnity) upon the payment in full in cash of the Obligations. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge and Security Agreement and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

                  (c) Notwithstanding anything to the contrary contained in or implied by this Pledge and Security Agreement, in the event the Reorganization and FiberSouth Acquisition are consummated on the date hereof (i) BTI shall have no liability or obligation whatsoever, to any person or entity, under or pursuant to this Pledge and Security Agreement and (ii) neither the Trustee nor any other person or entity shall have any claim or cause of action of any nature whatsoever against BTI under or pursuant to this Pledge and Security Agreement.

                  17.10. Survival Provisions. All representations, warranties and covenants of the Pledgor and BTI contained herein shall survive the execution and delivery of this Pledge and Security Agreement, and shall terminate only upon the termination of this Pledge and Security Agreement. The obligations of the Pledgor under Sections 13 and 15 hereof shall survive the termination of this Agreement.

                  17.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  17.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge and Security Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Trustee shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

                  (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge and Security Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge and Security Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  17.13.  Intentionally Omitted.

                  17.14. Final Expression. This Pledge and Security Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge and Security Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  17.15. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  17.16. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AND SECURITY

AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AND SECURITY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE
FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R. ss.ss. 357.10 AND 357.11 (AS IN EFFECT ON THE DATE OF THIS AGREEMENT) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

                  (b) THE PLEDGOR AGREES TO SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK.

                  (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AND SECURITY AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED

TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AND SECURITY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AND SECURITY AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AND SECURITY AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

                  IN WITNESS WHEREOF, the Pledgor, BTI, the Placement Agents and the Trustee have each caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                 BTI Telecom Corp.


                                 By /s/ Peter T. Loftin
                                   ______________________________________
                                      Name: Peter T. Loftin
                                      Title: Chief Executive Officer



                                 Business Telecom, Inc.


                                 By /s/ R. Michael Newkirk
                                   ______________________________________
                                      Name:  R. Michael Newkirk
                                      Title: President



                                 Morgan Stanley & Co. Incorporated
                                 Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated

                                 By:  Morgan Stanley & Co. Incorporated


                                 By: /s/ James B. Avery
                                    ______________________________________
                                      Name: James B. Avery
                                      Title: Vice President


                                 First Trust of New York, National Association,
                                  as Trustee


                                 By: /s/ Glenn W. Andersen
                                    _________________________________________
                                      Name: Glenn W. Andersen
                                      Title: Vice President

                                                                  Exhibit A

                           Form of Opinion of Counsel

                  I. Form of opinion to be delivered in connection with the Reorganization

                  (A) the Reorganization has been duly and validly authorized by the Pledgor and BTI, and all corporate action on the part of the Pledgor and BTI and the Pledgor's and BTI's shareholders necessary to approve the Reorganization has been accomplished;

                  (B) no consent, approval, authorization or order of, or qualification with, any United States or state governmental body, agency or court having jurisdiction over the Pledgor or BTI or any of its subsidiaries is required for the consummation of the Reorganization by the Pledgor or BTI pursuant to the applicable transaction documents, except such as may be required under the federal and state telecommunications laws; and

                  (C) the execution and delivery by the Pledgor and BTI of, and the performance by the Pledgor and BTI of its obligations under the applicable transaction documents and the consummation of the Reorganization by the Pledgor and BTI, do not contravene (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Pledgor or BTI, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Pledgor or BTI or any of its subsidiaries that is material to the Pledgor and BTI, taken as a whole, and (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or BTI or any of its subsidiaries.


                  II. Form of opinion to be delivered in connection with the FiberSouth Acquisition

                  (A) the FiberSouth Acquisition has been duly and validly authorized by the Pledgor and by FiberSouth, and all corporate action on the part of the Pledgor, the Pledgor's shareholders, FiberSouth and FiberSouth's shareholders necessary to approve the FiberSouth Acquisition has been accomplished;

                  (B) no consent, approval, authorization or order of, or qualification with, any United States or state governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries is required for the consummation of the FiberSouth Acquisition by the Pledgor and FiberSouth pursuant to the applicable transaction documents, except such as may be required under the federal and state telecommunications laws; and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the FiberSouth Acquisition has expired; and

                  (C) the execution and delivery by each of the Pledgor and FiberSouth of, and the performance by each of the Pledgor and FiberSouth of their respective obligations under the applicable transaction documents and the consummation of the FiberSouth Acquisition by the Pledgor and FiberSouth, do not contravene (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Pledgor or FiberSouth, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Pledgor, FiberSouth or any of their subsidiaries that is material to the Pledgor and BTI, taken as a whole, and (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor, FiberSouth or any of their subsidiaries.

                                                                    Exhibit B


                      Form of Opinion of Regulatory Counsel

                  I. Form of opinion to be delivered in connection with the Reorganization

         All authorizations of or filings with the FCC and any State Regulatory Agency for the consummation of the Reorganization have been obtained or made, except where failure to obtain such authorizations or make such filings would not, individually or in the aggregate, have a material adverse effect on BTI Telecom Corp. and Business Telecom, Inc., taken as a whole.

                  II. Form of opinion to be delivered in connection with the FiberSouth Acquisition

         All authorizations of or filings with the FCC and any State Regulatory Agency for the consummation of the FiberSouth Acquisition have been obtained or made, except where failure to obtain such authorizations or make such filings would not, individually or in the aggregate, have a material adverse effect on BTI Telecom Corp. and Business Telecom, Inc., taken as a whole.